Exhibit No. 1

MASTER TRUST AGREEMENT

FOR THE BENEFIT OF THE GRANDCHILDREN OF

JOHN W. AND PATRICIA ANN CRITES

Dated as of November 30, 2009

JOHN W. AND PATRICIA ANN CRITES, Grantors

Article Four Subtrust f/b/o ZACHARY KENTON CRITES

Taxpayer Identification Number:  61-6386484

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o BAILEY BUENA-VISTA CRITES

Taxpayer Identification Number:  61-6386485

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o KEVIN DAVID MONGOLD

Taxpayer Identification Number:  61-6386486

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o JESSICA ANN MONGOLD

Taxpayer Identification Number:  61-6386487

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o JOSHUA ALEXANDER WINGARD

Taxpayer Identification Number:  61-6386488

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o BIANCA MARIE WINGARD

Taxpayer Identification Number:  61-6386489

John W. and Patricia A. Crites, Trustee

Article Six Subtrust f/b/o JEREMIAH THOMAS WINGARD

Taxpayer Identification Number:  61-6386490

Kelly C. Wingard, Trustee

Article Six Subtrust f/b/o JOSEPH RILEY WINGARD

Taxpayer Identification Number:  61-6386491

Kelly C. Wingard, Trustee

DUKE A. McDANIEL, Trust Protector

?9.7           Closely-Held Interests.  Subject to ? 10.2(f) of this trust agreement, but notwithstanding any other provision of this trust agreement to the contrary, if the trust estate consists of any interest in any closely held business corporation, partnership, limited liability company or enterprise for which there are no readily available market quotations associated with such interests, then such interests shall be voted and represented, in all respects, solely by the individual trustee, the individual trustee shall have complete discretion with regard to the disposition of any such interest, and the corporate trustee then serving, if any, shall be held harmless from any liability of any nature whatsoever for the actions taken by the individual trustee relative to any such interest.

?9.7           Special Publicly Traded Stock.  Subject to ?10.2(f) of this trust agreement, but notwithstanding any other provision of this trust agreement to the contrary, if the trust estate consists of any shares of stock transferred to the trust by the grantors whereby the grantors are considered corporate insiders with respect to such shares under the securities and exchange act of 1934 and rule 10b-5 promulgated thereunder, then such shares may be voted by the grantors in a non-fiduciary capacity related to the trust estate and any other trustee then serving, if any, shall be held harmless from any liability of any nature whatsoever for the limited voting rights exercised by the grantors in a non-fiduciary capacity hereunder.

?9.7           No More Than Three Individual Trustees.  Except as otherwise provided under this trust agreement, at no time shall there be serving more than three individual trustees of any trust created hereunder.

WITNESS the due execution of this trust agreement the day and year first above written.

WITNESS:                                                                           GRANTORS:

   /s/ Rhonda K. Rohrbaugh                                                                                                             /s/ John W. Crites                            (SEAL)
              JOHN W. CRITES

   /s/ Brenda K. Borror                                                                                                                     /s/ Patricia Ann Crites                     (SEAL)
              PATRICIA ANN CRITES

              ADMINISTRATION OF SEPARATE
              TRUSTS:

              ARTICLE FOUR SUBTRUST F/B/O
              ZACHARY KENTON CRITES;

              ARTICLE FOUR SUBTRUST F/B/O
              BAILEY BUENA-VISTA CRITES;

              ARTICLE FOUR SUBTRUST F/B/O
              KEVIN DAVID MONGOLD;

              ARTICLE FOUR SUBTRUST F/B/O
              JESSICA ANN MONGOLD;

             ARTICLE FOUR SUBTRUST F/B/O
              JOSHUA ALEXANDER WINGARD; and

              ARTICLE FOUR SUBTRUST F/B/O
              BIANCA MARIE WINGARD.

   /s/ Rhonda K. Rohrbaugh                                                                                                             /s/ John W. Crites                            (SEAL)
              JOHN W. CRITES, Trustee

   /s/ Brenda K. Borror                                                                                                                     /s/ Patricia Ann Crites                     (SEAL)
              PATRICIA ANN CRITES, Trustee

              SPECIAL NEEDS TRUSTS:

              ARTICLE SIX SUBTRUST F/B/O
              JEREMIAH THOMAS WINGARD; and

              ARTICLE SIX SUBTRUST F/B/O
              JOSEPH RILEY WINGARD

   /s/ Rhonda K. Rohrbaugh                                                                                                             /s/ Kelly C. Wingard                     (SEAL)
              KELLY C. WINGARD, Trustee

I, DUKE A. McDANIEL, hereby accept the powers and authorities conferred upon me as ?Trust Protector? under this Agreement with respect to the following subtrusts:

Article Four Subtrust f/b/o ZACHARY KENTON CRITES

Taxpayer Identification Number:  61-6386484

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o BAILEY BUENA-VISTA CRITES

Taxpayer Identification Number:  61-6386485

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o KEVIN DAVID MONGOLD

Taxpayer Identification Number:  61-63864846

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o JESSICA ANN MONGOLD

Taxpayer Identification Number:  61-6386487

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o JOSHUA ALEXANDER WINGARD

Taxpayer Identification Number:  61-6386488

John W. and Patricia A. Crites, Trustee

Article Four Subtrust f/b/o BIANCA MARIE WINGARD

Taxpayer Identification Number:  61-6386489

John W. and Patricia A. Crites, Trustee

Article Six Subtrust f/b/o JEREMIAH THOMAS WINGARD

Taxpayer Identification Number:  61-6386490

Kelly C. Wingard, Trustee

Article Six Subtrust f/b/o JOSEPH RILEY WINGARD

Taxpayer Identification Number:  61-6386491

Kelly C. Wingard, Trustee

WITNESS:

   /s/ Kimberly A. Self                                                                                                                     /s/ Duke A. McDaniel                         (Seal)
              DUKE A. McDANIEL,
                                       Trust Protector

STATE OF WEST VIRGINIA                                            )

)           ss.:

COUNTY OF GRANT                                                         )

On this, the 30th day of November, 2009, before me, a Notary Public, personally appeared JOHN W. CRITES, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that said person executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]                                                                             /s/ Turia M. Kessel
                   Notary Public

STATE OF WEST VIRGINIA                                            )

)           ss.:

COUNTY OF GRANT                                                         )

On this, the 30th day of November, 2009, before me, a Notary Public, personally appeared PATRICIA ANN CRITES, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that said person executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]                                                                             /s/ Turia M. Kessel
                   Notary Public

STATE OF WEST VIRGINIA                                            )

)           ss.:

COUNTY OF GRANT                                                         )

On this, the 30th day of November, 2009, before me, a Notary Public, personally appeared KELLY C. WINGARD, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that said person executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]                                                                             /s/ Turia M. Kessel
                   Notary Public

STATE OF WEST VIRGINIA                                            )

)           ss.:

COUNTY OF GRANT                                                         )

On this, the 30th day of November, 2009, before me, a Notary Public, personally appeared DUKE A. McDANIEL, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that said person executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]                                                                             /s/ Turia M. Kessel
                   Notary Public

SCHEDULE A

This schedule is attached to and forms a part of that certain irrevocable master trust agreement created by JOHN W. CRITES and PATRICIA ANN CRITES on November 30, 2009, and identifies the initial property held subject to the terms thereof for the respective beneficiaries of the subtrusts created thereunder.

Date of Initial Cash Gift:                                           December 7, 2009

Article Four Subtrust f/b/o Zachary Kenton Crites; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Four Subtrust f/b/o Bailey Buena-Vista Crites; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Four Subtrust f/b/o Kevin David Mongold; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAW-SMMF)
Article Four Subtrust f/b/o Jessica Ann Mongold; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Four Subtrust f/b/o Joshua Alexander Wingard; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Four Subtrust f/b/o Bianca Marie Wingard; John W. and Patricia A. Crites, Trustee	$2,625.00 cash 5,500 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Six Subtrust f/b/o Jeremiah Thomas Wingard; Kelly C. Wingard, Trustee	$7,602.25 cash 79,123 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)
Article Six Subtrust f/b/o Joseph Riley Wingard; Kelly C. Wingard, Trustee	$7,602.25 cash 79,123 shares of Summit Financial Group, Inc. (NASDAQ-SMMF)